                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                            Micro Therapeutics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            MICRO THERAPEUTICS, INC.
                                   2 GOODYEAR
                            IRVINE, CALIFORNIA 92618


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.,

        The 2000 Annual Meeting of Stockholders of Micro Therapeutics, Inc. (the "Company"), will be held at 2 Goodyear, Irvine, California 92618 on May 25, 2000, at 10:00 a.m., for the following purposes as more fully described in the accompanying Proxy Statement:

        (1) To elect the following five nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

                      George Wallace               Dick Allen
                      Kim Blickenstaff             W. James Fitzsimmons
                      Wende Hutton

        (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

        (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 14, 2000 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                            By Order of the Board of Directors


                                            /s/ George Wallace
                                            ------------------------------------
                                            George Wallace
                                            Chief Executive Officer President
                                            and Director

Irvine, California
April 28, 2000

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                            MICRO THERAPEUTICS, INC.
                                   2 GOODYEAR
                            IRVINE, CALIFORNIA 92618

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                                  INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Micro Therapeutics, Inc., a Delaware corporation (the "Company"), for use at its 2000 Annual Meeting of Stockholders ("Annual Meeting") to be held on May 25, 2000, at 10:00 a.m., at 2 Goodyear, Irvine, California 92618. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about April 28, 2000. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

        Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" the ratification of PricewaterhouseCoopers LLP as the Company's independent auditors.

                                VOTING SECURITIES

        The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on April 14, 2000 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 9,889,422 shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

        The Company's Bylaws, as amended, authorize a total of five directors. Currently, there are five members of the Board of Directors. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

        The names and certain information concerning the five nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS

        All members of the Company's Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

        The director nominees of the Company are as follows:

                     NAME                    AGE                      POSITION
                     ----                    ---                      --------
       George Wallace                        41       Chief Executive Officer, President and
                                                      Director

       Dick Allen                            56       Director

       Kim Blickenstaff                      47       Director

       W. James Fitzsimmons                  43       Director

       Wende Hutton                          40       Director


        Mr. Wallace is a founder of the Company and has served as President and Chief Executive Officer since the Company's formation in June 1993. From 1989 to 1993, Mr. Wallace was with Applied Medical Resources ("AMR") holding a number of positions, the last of which was the General Manager of its Applied Vascular and Applied Urology Divisions. AMR is a manufacturer of specialty surgical products used in general, vascular and urologic surgery. From 1986 to 1989, Mr. Wallace was Vice President of Marketing and Sales for Vaser, Inc., a laser angioplasty company with peripheral and coronary laser angioplasty systems. From 1980 to 1986, Mr. Wallace held various positions in sales, sales management, marketing and marketing management at Edwards Laboratories, a division of American Hospital Supply and later Baxter International. Mr. Wallace holds a B.S. in Marketing from Arizona State University.

        Mr. Fitzsimmons has been a director of the Company since January 2000. From 1997 to 1999, Mr. Fitzsimmons was the Senior Vice President and General Manager of the Cardiac and Vascular Surgery Group of Guidant Corporation. From 1991 to 1997, Mr. Fitzsimmons was the President and Chief Executive Officer of Endovascular Technologies, Inc., which develops minimally invasive therapeutic devices and was acquired by Guidant Corporation in 1997. Mr. Fitzsimmons currently sits on the board of directors of Vnus Medical Technologies, Inc., which develops therapeutic devices to treat Venus disease, and Broncus, Inc. which is developing therapeutic medical devices to treat pulmonary disease. Mr. Fitzsimmons holds an M.B.A. from Seattle University and a B.S. in Biology from Seattle University.

        Mr. Allen has been a director of the Company since June 1994. He is the President of DIMA Ventures, Inc., a private investment firm providing seed capital and board-level support for start-up companies in the healthcare field. He was a founder of Caremark, Inc., a home infusion therapy company, and served as a Vice President from its inception in 1979 until 1986. From 1968 to 1978, Mr. Allen held various management positions with Baxter International. Mr. Allen also served as a Lecturer in Management at the Stanford University Graduate School of Business from 1989 to 1992. He was a founder and director of Pyxis Corporation (acquired by Cardinal Health Inc.) and is the chairman of the board of Hoag Memorial Hospital Presbyterian and is a member of the boards of several private companies. Mr. Allen holds a B.S. from Yale University and an M.B.A. from Stanford University Graduate School of Business.

        Ms. Hutton has been a director of the Company since February 1995. From July 1993 until March 1995, Ms. Hutton was a venture partner, and since March 1995 has been a general partner of Mayfield Fund VIII, a venture capital firm, in Menlo Park, California. From March 1991 to January 1993 she was General Manager of the Transgenic Laboratory products division of GenPharm International, Inc., a biotechnology company. From August 1986 to March 1991, Ms. Hutton was employed by Nellcor, Inc., where she held various senior positions in international marketing and business development. Ms. Hutton is a member of the boards of several private companies. Ms. Hutton holds a B.A. in Human Biology from Stanford University and an M.B.A. from Harvard University Graduate School of Business.

        Mr. Blickenstaff has been a director of the Company since July 1997. Mr. Blickenstaff is President, Chief Executive Officer, director and co-founder of Biosite Diagnostics, Inc., a leading point-of care diagnostics company. Prior to forming Biosite Diagnostics, Inc. in 1988, Mr. Blickenstaff held various positions over a five year period with Hybritech, Inc. and was responsible for developing business plans and financing strategies which resulted in raising $70 million to fund Hybritech's development of cancer diagnostic and therapeutic products. Prior to joining Hybritech, Mr. Blickensatff held various management positions with The Christiana Companies Inc., National Health Laboratories, and Baxter Travenol Laboratories. Mr. Blickenstaff received his M.B.A. from the Graduate School of Business at Loyola University in Chicago.

BOARD MEETINGS AND ATTENDANCE

        The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1999. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is comprised of two directors selected by the Board of Directors of the Company. The current members of the Audit Committee are Kim Blickenstaff and Dick Allen. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee held one meeting during the fiscal year ended December 31, 1999.

        The Compensation Committee is comprised of two directors selected by the Board of Directors of the Company. The current members of the Compensation Committee are Wende Hutton, Kim Blickenstaff and Dick Allen. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation Committee held six meetings during the fiscal year ended December 31, 1999.

        The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

OTHER EXECUTIVE OFFICERS

        The other current executive officers of the Company are as follows:

        Mr. Harold Hurwitz, 48, joined the Company in December 1997 as Chief Financial Officer. From May 1997 until joining the Company, Mr. Hurwitz was Chief Financial Officer of Opal Concepts, Inc. a privately held company in the haircare industry. From February 1997 through April 1997, Mr. Hurwitz was a partner with Scott, Bankhead & Co., a certified public accounting firm. From September 1974 to October 1996, Mr. Hurwitz was an employee and partner with Coopers & Lybrand L.L.P., a certified public accounting firm. Mr. Hurwitz holds a B.A. in Economics from the University of California, Los Angeles.

        Mr. William McLain, 50, joined the Company in September 1996 as Vice President Operations. From January 1990 until joining the Company, Mr. McLain held several positions at Applied Medical Resources, including Vice President of Operations from January 1994 until January 1995, Director of Materials and Planning, Director of Product Development for Laparoscopy and Director of Process Development from January 1990 until January 1994. From 1976 to 1990, Mr. McLain held various engineering and management positions with C.R Bard, American Hospital Supply, and Allergan, Inc. Mr. McLain holds an M.B.A. from Pepperdine University and a B.S. in Physics from the University of Colorado.

        Mr. Earl Slee, 39, joined the Company in April 1998 as the Vice President Research & Development. From August 1995 until 1998, Mr. Slee was Vice-President Research and Development with Aequitron Medical, Inc., a manufacturer of portable respiratory care devices. From June 1992 until August 1995, Mr. Slee was Director of Engineering with Instromedix, a manufacturer of portable EKG monitors. From 1978 to 1992, Mr. Slee held various engineering and management positions with Pfizer, Welch Allyn and Hughes Aircraft Co. Mr. Slee holds an M.B.A. from the Tuck School of Business, Dartmouth College, an MSEE from San Diego State University, and a B.A. in Physics from the University of California, San Diego.

        Mr. Kevin Daly, 43, joined the Company in April 1999. From April 1998 to April 1999, Mr. Daly was the Director, Regulatory and Clinical Affairs of Medtronic Interventional Vascular, a manufacturer of angioplasty catheters, implants and related devices. From 1996 to 1998, Mr. Daly was the Director, Regulatory Affairs/ Compliance Standards of InterVentional Technologies, Inc., a manufacturer of cardiovascular devices. From December 1995 to June 1996, he worked as a Regulatory Affairs Consultant. From 1994 through 1995, Mr. Daly was the Vice President of AccuLase, Inc., a medical device manufacturer. Mr. Daly holds a B.S. in Biology from Fairleigh Dickinson University.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth compensation earned during the three fiscal years ended December 31, 1997, 1998 and 1999 by the Company's Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus during 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                  ------------
                                                                                     AWARDS
                                                                                  ------------
                                                     ANNUAL COMPENSATION           SECURITIES
                                                  --------------------------       UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR      SALARY ($)       BONUS ($)       OPTIONS (#)        COMP. (1)
    ---------------------------         ----      ----------       ---------      ------------        ---------
George Wallace                          1999       211,000          40,000           18,813
  Chief Executive Officer and           1998       196,200                           30,000
  President                             1997       173,333          25,000           25,000

William Gearhart (2)                    1999       155,090           5,500           16,186
  Vice President - Sales & Marketing    1998       149,299                           20,000
                                        1997        74,618          15,000           80,000

Harold Hurwitz                          1999       145,800          20,000           13,125
  Chief Financial Officer               1998       135,000                           15,000
                                        1997        11,250                           50,000

William McLain                          1999       139,150          22,000           13,125
  Vice President - Operations           1998       125,125                           15,000
                                        1997       107,917                           21,000

Kevin Daly (3)                          1999       107,154          15,000           73,125
  Vice President - Regulatory &         1998            --              --               --
  Clinical Affairs                      1997            --              --               --


-----------

(1) Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer's salary and bonus.

(2) Mr. Gearhart resigned as an officer of the Company on October 14, 1999.

(3) Mr. Daly was hired on March 29, 1999.

OPTION MATTERS

        Option Grants. The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended December 31, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                               (INDIVIDUAL GRANTS)

                          NUMBER OF         % OF TOTAL
                         SECURITIES           OPTIONS
                          UNDERLYING         GRANTED TO         EXERCISE
                           OPTIONS          EMPLOYEES IN          PRICE           EXPIRATION
        NAME             GRANTED (#)       FISCAL YEAR (1)      ($/SHARE)            DATE
        ----             -----------       ---------------      ---------         ----------
George Wallace             18,813               4.30%            $7.750             2/23/09
William Gearhart           16,186               3.70%            $7.750             2/23/09
Harold Hurwitz             13,125               3.00%            $7.750             2/23/09
William McLain             13,125               3.00%            $7.750             2/23/09
Kevin Daly                 73,125              16.71%            $6.500             4/29/09

(1) Options to purchase an aggregate of 437,624 shares of Common Stock were granted to employees, including the Named Executive Officers during the fiscal year ended December 31, 1999.


                      OPTION EXERCISES IN LAST FISCAL YEAR

                               (INDIVIDUAL GRANTS)

                          NUMBER OF
                         SECURITIES
                         UNDERLYING                             EXERCISE
                           OPTIONS                               PRICE         EXERCISE
     NAME               EXERCISED (#)     REALIZED VALUE ($)   ($/SHARE)         DATE
     ----               -------------     ------------------   ---------       --------
George Wallace             24,375            $177,645            $0.462         3/17/99
                           15,080              67,860            $5.250        10/25/99
                            1,625              15,093            $0.462        10/25/99
William McLain             29,250             127,676            $5.385        10/25/99
                           10,675              48,038            $5.250        10/25/99

        The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1999. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's Common Stock ($7.6875 per share).

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                    NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                   AT FISCAL YEAR END (#)            AT FISCAL YEAR END ($)
                               ------------------------------     -----------------------------
            NAME                EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
            ----                -----------     -------------     -----------     -------------
       George Wallace              21,060          37,673            $ 3,803         $ 20,378
       William Gearhart            28,536          32,300             63,359           71,804
       Harold Hurwitz              24,984          25,016             48,407           48,469
       William McLain               3,742          16,333              8,792           38,814
       Kevin Daly                  10,000          63,125             11,875           74,961


EMPLOYMENT AND SEVERANCE AGREEMENTS

        The Company entered into an employment agreement with Mr. Slee, effective April 6, 1998, for a term expiring September 6, 2000, pursuant to which he will serve as Vice President Research and Development. The employment agreement provides for a base salary of One Hundred Forty-Five Thousand Dollars ($145,000) per year with annual raises to be determined by the Company. Mr. Slee is also eligible to participate in incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Slee's employment agreement provides for a severance benefit of One Hundred Fifty Thousand Dollars ($150,000) if he is terminated without cause within the first twelve months of his employment and such termination occurs within six months of a change in control. The severance benefit is in addition to his current base salary accrued through date of termination.

DIRECTORS' FEES

        The Company's directors are not paid cash compensation for their services on the Company's Board of Directors. All directors may be reimbursed for certain expenses incurred for meetings of the Board of Directors which they attended. Pursuant to the Company's 1996 Stock Incentive Plan, each non-employee director shall receive an initial grant of 8,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of 2,000 shares on each anniversary of such director's election, vesting 25% immediately and the remaining 75% over the following three years. Accordingly, in fiscal year 1999, Mr. Montgomery, Mr. Allen, Ms. Hutton and Mr. Blickenstaff were each granted options to purchase 2,000 shares, and Mr. Fitzsimmons was granted 8,000 shares in January of 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 1999.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information as of March 10, 2000 regarding the beneficial ownership of the Company's Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                          AMOUNT AND NATURE OF
                                                               BENEFICIAL             PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNERS (1)         OWNERSHIP (2)           OF CLASS
            -----------------------------------------     --------------------        --------
           Mayfield VII (3)                                     1,031,108              10.43%
           Mayfield VII Management Partners
           Mayfield Associates Fund II
           Yogen K. Dalal
           F. Gibson Myers, Jr.
           Kevin A. Fong
           William D. Unger
           Wendell G. Van Auken
           Michael J. Levinthal
           A. Grant Heidrich, III
                   2800 Sand Hill Road
                   Suite 250
                   Menlo Park, California 94025

           Abbott Laboratories                                  1,212,628              12.26%
                   100 Abbott Park Road
                   Abbott Park, IL 60064-3500

           Guidant Corporation (4)                                535,385               5.16%
                   111 Monument Circle, 29th Floor
                   Indianapolis, Indiana  46204

           George Wallace (5)                                     362,793               3.66%

           Dick Allen (6)                                          69,430                   *

           Wende Hutton (7)                                         9,500                   *

           Kim Blickenstaff (8)                                     7,500                   *

           William McLain (9)                                      69,963                   *

           Harold Hurwitz (10)                                     54,647                   *

           William Gearhart (11)                                   46,058                   *

           Kevin Daly (12)                                         29,382                   *

           W. James Fitzsimmons (13)                                2,000                   *

           Pequot Capital Management, Inc. (14)                 1,369,000              13.85%

           All executive officers and                             605,215               6.02%
             directors as a group (8 persons) (15)

-------------

*Less than 1%

(1) Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 10, 2000, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on February 17, 1998. Includes (i) 987,854 shares owned by Mayfield VII of which Mayfield VII Management Partners is the sole General Partner and (ii) 43,254 shares owned by Mayfield Associates Fund
     II. The individuals listed above are General Partners of Mayfield VII Management Partners and are General Partners of Mayfield Associates Fund
     II. Such individuals may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield VII and Mayfield Associates Fund II but disclaim such beneficial ownership.

(4) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on June 9, 1998. Includes 487,805 shares which may be acquired pursuant to conversion of the Convertible Subordinated Note Agreement, dated November 17, 1997, by and between the Company and Guidant Corporation.

(5) Includes 33,140 shares subject to options exercisable within 60 days of March 10, 2000. Also includes 6,000 shares held by Mr. Wallace as custodian for his three daughters who were given shares pursuant to the Uniform Gift to Minors Act, and 2,000 shares held in trust for Mr. Wallace's mother. Mr. Wallace disclaims beneficial ownership of the shares held in trust for his mother.

(6) Includes 9,500 shares subject to options exercisable within 60 days of March 10, 2000. Also includes 7,800 shares owned by the Allen Investment Partnership, of which Mr. Allen is the managing partner; 37,130 shares owned by DIMA Ventures, Incorporated; 1,000 shares owned by the Brett Richard Allen Trust; and 1,000 shares owned by Jennifer Lee Allen Trust. Mr. Allen disclaims beneficial ownership of the shares owned by The Allen Investment Partnership, except to the extent of his pecuniary interest therein and disclaims beneficial ownership of the 2,000 shares held in the two trusts names above.

(7) Includes 9,500 shares subject to options exercisable within 60 days of March 10, 2000. Ms. Hutton is a general partner in Mayfield VIII Management Partners, the general partner of Mayfield VIII, but is not a general partner of Mayfield VII Management Partners, Mayfield VII or Mayfield Associates Fund II.

(8) Consists of 7,500 shares subject to options exercisable within 60 days of March 10, 2000.

(9) Includes 29,552 shares subject to options exercisable within 60 days of March 10, 2000.

(10) Includes 52,939 shares subject to options exercisable within 60 days of March 10, 2000.

(11) Includes 16,000 shares subject to options exercisable within 60 days of March 10, 2000. Mr. Gearhart resigned as an officer of the Company on October 14, 1999.

(12) Includes 27,000 shares subject to options exercisable within 60 days of March 10, 2000 and 240 shares held in a 401(k) retirement account in the name of Mr. Daly's wife. Mr. Daly disclaims beneficial ownership of the shares held by his wife.

(13) Includes 2,000 shares subject to options exercisable within 60 days of March 10, 2000.

(14) Based on information set forth in a Schedule 13G/A, filed with the Securities and Exchange Commission on April 4, 2000. Includes 800,000 shares of common stock owned by Pequot Private Equity Fund II LP, of which Pequot Capital Management, Inc. is the beneficial owner.

(15) Includes directors' and executive officers' shares, including shares subject to options exercisable within 60 days of March 10, 2000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 1999, the Company's Board of Directors, based upon the recommendations of the Compensation Committee, established the levels of compensation for the Company's executive officers, provided, however, Mr. Slee has an employment agreement with the Company and his compensation is determined in accordance with the terms and conditions of such agreement.

CERTAIN TRANSACTIONS

        In November 1997, the Company received $5 million from Guidant Corporation ("Guidant") under the terms of a Convertible Note Agreement. The note bears interest of 5% per annum. At the option of Guidant, the principal amount of the note may be converted into shares of Common Stock at a conversion price which is currently $10.25 per share. In April 1998, the Company achieved one of the two milestones under the Note Agreement and elected to have Guidant purchase $500,000 of Common Stock and loan the Company $2 million.

        In August 1998, the Company entered into a ten-year Distribution Agreement with Abbott Laboratories ("Abbott") which provides Abbott with exclusive rights to distribute the Company's peripheral blood clot therapy products in the U.S. and Canada.

        Concurrent with the execution of the distribution agreement with Abbott in August 1998, the Company and Abbott entered into convertible subordinated note, credit and security agreements, under which Abbott provided the Company with (a) $5 million, in exchange for a five-year subordinated note, convertible at Abbott's option into shares of the Company's Common Stock at a conversion rate of $13.00 per share, and (b) a $5 million credit facility, available for one year from the date of the agreement and repayable five years from the date of the agreement, with amounts borrowed under the facility convertible over the five-year life of the underlying note at the Company's option, subject to certain restrictions, into shares of the Company's Common Stock at a conversion rate of $15.00 per share. In October 1998, the Company elected to borrow the entire $5 million under this facility, the proceeds of which were received in November 1998. Both notes had a stated interest rate of 5% per annum. For financial statement reporting purposes, this rate was adjusted to reflect an imputed market rate of interest as of the date of each of the notes.

        In April 1999, Abbott and the Company agreed to a modification, and, in May 1999, the parties consummated such modification, of the agreements described above. Under the terms of the modification, Abbott converted $4 million face value of the notes into shares of the Company's Common Stock at a conversion rate equal to 125% of the average closing price of such stock for the five days ended April 30, 1999 (amounting to a conversion rate of $8.65 per share), and converted the remaining $6 million face value of such notes into shares of the Company's common stock at a rate of $12 per share.

        Concurrently in April 1999, Abbott and the Company entered into an agreement that provided the Company an option to require Abbott to purchase up to $3 million of the Company's common stock at a price of $12 per share. In October 1999, the Company exercised such option for the entire $3 million of proceeds and, accordingly, issued 250,000 shares of its common stock to Abbott upon the Company's receipt of the proceeds in November 1999.

        In November 1999, William McLain and George Wallace, officers of the Company, exercised options in conformity with the Company's 1996 Stock Incentive Plan, resulting in the issuance of an aggregate of 56,630 shares of the Company's Common Stock, and issued notes to the Company in the aggregate amount of $293,464. The notes are collateralized by such shares of the Company's Common Stock, are due November 2002 and bear an interest rate of 5.47% per annum.

        In April 2000, William McLain and George Wallace, officers of the Company, issued notes to the Company in the aggregate amount of $168,057. The notes are collateralized by 81,005 shares of the Company's Common Stock, certain interest payments are due in April of 2001 and 2002, with the remaining principal and interest due April 2003. The notes bear an interest rate of 6.49% per annum.

        The Company believes all of the transactions set forth above were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

        PricewaterhouseCoopers LLP has audited the Company's financial statements annually since its fiscal year ended December 31, 1996. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal for action at the Company's 2001 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 1, 2001 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

        On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        With respect to the Company's 2000 Annual Meeting of Stockholders, if the Company was not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by March 12, 2000, the Company will be allowed to use its voting authority as outlined.

                                  OTHER MATTERS

        Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                            By Order of the Board of Directors




April 28, 2000                              /s/ George Wallace
                                            ---------------------------------
                                            George Wallace
                                            Chief Executive Officer President
                                            and Director

        The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1999 is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 14, 2000. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROXY                       MICRO THERAPEUTICS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               ANNUAL MEETING OF THE STOCKHOLDERS -- MAY 25, 2000

    The undersigned hereby nominates, constitutes and appoints George Wallace and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at the 2000 Annual Meeting of Stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on May 25, 2000, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

              THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS

   [ ]FOR                                                [ ]WITHHOLD AUTHORITY
    all nominees listed below (except                     to vote for all nominees listed below
    as marked to the contrary below)

   Election of the following nominees as directors:

  George Wallace, Dick Allen, Kim Blickenstaff, W. James Fitzsimmons and Wende
                                    Hutton.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PRINT THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------
2. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS:
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN
3. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                                                       Date           , 2000

                                                       -------------------------
                                                             (Signature of
                                                             stockholder)

                                                       Please sign your name
                                                       exactly as it appears
                                                       hereon. Executors,
                                                       administrators,
                                                       guardians, officers of
                                                       corporations and others
                                                       signing in a fiduciary
                                                       capacity should state
                                                       their full titles as
                                                       such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
         THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.